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                                                                   EXHIBIT 10(h)

             SEVENTH AMENDMENT TO GUARANTEE REIMBURSEMENT AGREEMENT


     THIS SEVENTH AMENDMENT TO GUARANTEE REIMBURSEMENT AGREEMENT (the "Amendment") is made and dated as of May 28, 1993, between National Medical Enterprises, Inc., a Nevada corporation ("NME") and The Hillhaven Corporation, a Nevada corporation ("Hillhaven").

                                    RECITALS
                                    --------

     A. NME and Hillhaven are parties to that certain Guarantee Reimbursement Agreement, dated as of January 31, 1990 (as the same has been or may from time to time be amended, restated, renewed, replaced, modified or supplemented from time to time, the "Reimbursement Agreement").

     B. Hillhaven has requested that NME enter into that certain Pledge and Security Agreement and Master Assignment of Mortgages, dated as of May 28, 1993 (the "Pledge Agreement"), pursuant to which NME is assigning certain promissory notes from Hillhaven to NME, and the mortgages securing such promissory notes, to Swiss Bank Corporation, as Collateral Agent, to secure NME's obligations under a guaranty of certain of Hillhaven's "Obligations" (as defined in the Reimbursement Agreement).

     C. In order to induce NME to enter into the Pledge Agreement, Hillhaven has agreed to amend the Reimbursement Agreement as set forth in this Agreement.

     NOW THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   AGREEMENT
                                   ---------

     1. Section 1(a) of the Reimbursement Agreement hereby is amended and restated to read in its entirety as follows:

          (a) Reimbursement.  New Hillhaven shall reimburse NME, promptly on
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     demand, for all Obligations (including those Obligations set forth in
     Appendix B to the Reimbursement Agreement) paid by NME or its subsidiaries after the Distribution Date not theretofore reimbursed by New Hillhaven. Without limiting the generality of the foregoing, in the event that NME pledges or assigns collateral directly or indirectly to secure any Obligations or NME's obligations with respect thereto, under a guaranty or otherwise, the amount to be reimbursed by New Hillhaven to NME hereunder with respect to such Obligations shall be the greater of (x) the face value of any collateral applied to the satisfaction of the Obligations, and any other sums then outstanding with respect to such collateral, including accrued and unpaid interest thereon, and (y) the fair market value of any collateral, and any proceeds thereon, applied to the satisfacton of the Obligations (provided, however, that if the collateral is a note secured by a mortgage or deed of trust, the fair market value of such note shall not include the fair market value of the real property securing such note). Payments and notices shall be made or given, as the case may be, in accordance with the provisions of Sections 1(c), 3 and 9(b).
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     2.   Reimbursement Agreement Remains in Effect.  Except as expressly
          -----------------------------------------
amended hereby, the Reimbursement Agreement shall remain in full force and effect.

     3.   Governing Law.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of California.

     4.   Counterparts.  This Agreement may be executed in several counterparts,
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each of which shall be deemed an original, but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.


                                    NATIONAL MEDICAL ENTERPRISES, INC.,
                                    a Nevada corporation



                                    By: /s/ Maris Andersons
                                       --------------------------------
                                    Title: Exec. Vice President
                                          -----------------------------


                                    THE HILLHAVEN CORPORATION
                                    a Nevada corporation



                                    By: /s/ Robert Schneider
                                       --------------------------------
                                    Title: VP Treasurer
                                          -----------------------------

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